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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

GANNETT CO., INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive
McLean, Virginia	22107-0910
(Address of Principal Executive Offices)	(Zip Code)

(703) 854-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 2, 2015, Gannett Co., Inc. (the “Company” or “Gannett”) issued a press release regarding certain corporate governance matters concerning the Company’s planned spin-off of its publishing business.  The press release also referenced a letter agreement (the “Agreement”) that the Company has entered into with Carl C. Icahn, High River Limited Partnership, Icahn Partners Master Fund LP, Icahn Partners LP and certain of their affiliates party thereto (collectively, the “Icahn Group”), pursuant to which the Icahn Group has withdrawn its pending director nominations and shareholder proposals for Gannett’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”).

Gannett has agreed that, with respect to the publishing company being separated from Gannett and spun-off  (“SpinCo”),  subject to the terms and conditions of the Agreement, among other things: (1) the SpinCo board would be annually elected; (2) SpinCo stockholders would have the ability to call special meetings on the terms to be set forth in SpinCo’s governing documents at the request of holders of 20% of the outstanding shares of SpinCo common stock who meet certain requirements with respect to advance notice, required disclosures and permitted matters and other matters (except that business at such stockholder-called meeting shall generally not include the removal or election of directors); (3) except as required by law, SpinCo’s governing documents will not impose minimum voting requirements greater than a majority of the outstanding shares of SpinCo’s common stock; (4) SpinCo will not have a “stockholder rights plan” in effect at the time of its separation from Gannett; (5) any “stockholder rights plan” adopted by SpinCo after the time of its separation from Gannett shall not have a threshold at or below 19.99% and would expire if not ratified by stockholders within 135 days of the plan taking effect; (6) SpinCo shall not adopt a provision in its governing documents limiting business combinations in a manner substantially similar to the limitations in Article Eighth of Gannett’s current certificate of incorporation; and (7) SpinCo will abide by certain procedures, specified in the Agreement, concerning diligence requests from certain overbidders.

Pursuant to the Agreement, the Icahn Group has also agreed to certain standstill restrictions with respect to Gannett and SpinCo until: (1) with respect to Gannett, the day that is 20 days prior to the advance notice deadline for Gannett’s 2016 annual meeting of stockholders (provided that if such deadline is later than February 12, 2016, such deadline shall be deemed for purposes of the Agreement to be February 12, 2016) ; and (2) with respect to SpinCo, the earlier of (x) the 30th day immediately following the first annual meeting of SpinCo’s stockholders after the separation effective time if such annual meeting is less than nine months following the separation effective time, or the day immediately following the first annual meeting of SpinCo’s stockholders after the separation effective time if such annual meeting is more than nine months following the separation effective time, and (y) the twelve-month anniversary of the separation effective time. Under the standstill, the Icahn Group has agreed, among other things, not to: (1) solicit proxies or consents or influence others with respect to the same; (2) nominate directors or present stockholder proposals for consideration of action at Gannett’s or SpinCo’s annual or special meeting; (3) acquire or otherwise beneficially own more than 15% of Gannett’s or SpinCo’s outstanding voting securities, which limit may be increased to 19.99% under certain circumstances and subject to certain other exceptions; or (4) propose or participate in certain extraordinary transactions, subject to certain exceptions.

In addition, from the date of the Agreement until the end of the applicable standstill period, the Icahn Group, the Company, and SpinCo have agreed to certain non-disparagement provisions, and the Icahn Group has agreed to certain voting commitments regarding director elections and certain other business at the Company’s 2015 annual meeting.

A copy of the press release is attached hereto as Exhibit 99.1, and a copy of the Agreement is attached hereto as Exhibit 99.2. The foregoing descriptions of the press release and Agreement and the matters contemplated thereby are qualified in their entirety by reference to the full text of the press release and the Agreement, which are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit	Description

99.1	Press release dated March 2, 2015
99.2	Letter Agreement, dated as of March 1, 2015, by and among the persons and entities listed on Schedule A thereto and Gannett Co., Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANNETT CO., INC.

	By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

Date: March 2, 2015

EXHIBIT INDEX

Exhibit	Exhibit

99.1	Press release dated March 2, 2015

99.2	Letter Agreement, dated as of March 1, 2015, by and among the persons and entities listed on Schedule A thereto and Gannett Co., Inc.